                                                                   Exhibit 10.91

                              AMENDMENT TO CONTRACT

     This Amendment to Contract ("Amendment") is by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Buyer") and LCW SPARTANBURG, LLC, a __________ limited liability company ("Seller").

     Buyer and Seller entered into a Purchase and Sale Contract Dated November 7, 2003 ("Contract") for the purchase and sale of the Dorman Center Shopping Centre (Phase 1) at Spartanburg, South Carolina containing approximately
386,894 net rentable square feet on approximately 50 acres of land in Spartanburg, South Carolina (the "Property") and the Contract provides for a Closing Date thirty (30) business days after the acceptance of the Contact. The Parties have mutually agreed that it is beneficial to the Seller to close the purchase of the sale of the Property after January 1, 2004 and each of Buyer and Seller hereby agree that the Closing Date and Buyer's right to review title, survey, title exception documents, leases and all other aspects of the Property are hereby extended until January 15, 2004 which will serve as the new extended Closing Date.


PURCHASER                             SELLER
Inland Real Estate Acquisitions,      LCW Spartanburg, LLC a South Carolina
Inc.,                                 limited liability company by WRS Inc., its
an Illinois corporation               Manager


By: /s/ [ILLEGIBLE]                   By: /s/ Arthur J. Kepes
   -------------------------------       -------------------------------
Its: SR VP                            Its: Vice President
    ------------------------------        ------------------------------
Dated: 12/10/03                       Dated: 12/10/03
      ----------------------------          ----------------------------

                       MODIFICATION OF PURCHASE AGREEMENT

     This Modification of Purchase Agreement ("Modification") is by and between LCW Spartanburg, L.L.C., as Seller and Inland Western Spartanburg, L.L.C., a Delaware limited liability company, successor to Inland Real Estate Acquisition, Inc., ("IREA") as Buyer.

                                    RECITALS

     WHEREAS, Seller and IREA entered into that certain purchase and sale agreement dated November 7, 2003 as amended by that certain Amendment To Contract ( collectively the "Contract") for the sale and purchase of the approximately 386,894 net rentable square feet of the Dorman Center Shopping Centre located on approximately 50 acres of land at Blackstock Road and W.O. Ezell Road, Spartanburg, South Carolina and consisting of 5 phases known as the Wal Mart Tract, Shop Tract 1, Shop Tract 2, Shop Tract 3 (collectively "Phase I") and Phase II (Phase I and Phase II are collectively referred to as the "Property");

     WHEREAS, Seller has requested a modification to certain provisions of the Contract and Buyer is willing to so modify the Contract in accordance with the terms and provisions of this Modification.

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, Buyer and Seller agree as follows:

     1. All of the above recitals are incorporated herein by reference as this paragraph 1 as if fully restated herein.

     2. Buyer and Seller agree that the closing of Phase 1 shall occur within ten (10) business days after receipt by Buyer from Seller of the following items:

               a. The estoppels for all Phase I tenants as required by paragraph 6 of the Contract, as well as an estoppel from Home Depot with respect to the ECR Agreement;

               b. A pro forma owner's title insurance policy as attached hereto as Exhibit "A" with the legal changed to conform with the survey, items (i) through (vi) added to item 2 (B) of Endorsement 5 and with the addition of an Owner's Comprehensive Endorsement

               c. The survey legal is corrected as requested in the correspondence from H. Dan Bauer to James Freeland of Freeland & Associates, Inc. dated February 17, 2004.

               d. The Amended And Supplemented Covenants Regarding Tenant Uses and the Covenants Regarding Tenant Uses attached hereto as Exhibit

                    " "B" are fully executed by the owners of all of the out lots and are recorded on or before closing against title to the out lots and Seller provides to Buyer an affidavit that Seller has not terminated, revoked, amended or modified the Covenants.

               e. All due diligence items requested in the correspondence attached hereto from Robert Brinkman to Art Kepes dated January 23rd and the February 5th e-mail and satisfactory answers or resolutions to any questions raised therein.

               f. An assignment of all guaranties and warranties, including, without limitation, all roof warranties applicable to Phase I with each assignment executed by the issuer of the guaranty and warranty.

               g. The written consent of Ross Stores, Inc. to the Easement with Covenants and Restriction Affecting Land ("ECR Agreement") and the Amendments thereto.

               h. The assignment to buyer of the environmental pollution insurance policy from AIG.

               i. Satisfactory proof that the leak in the Michael's roof has been repaired and that five handicapped parking spaces are located within 50 feet of the Michael's front doors.

               j. Satisfactory final Phase I environmental site assessment report from S&ME following Bob Brinkman's discussion with the consultant regarding their draft report.

               Notwithstanding the foregoing, it is agreed that no closing can occur between March 8th through the 19th of 2004.

     3. At the closing of Phase 1, it is agreed that Seller shall deposit out of the sales proceeds the escrow amounts required by paragraph 12 of the Contract. The last sentence of paragraph 12 is hereby modified to provide that prior to release of the amount remaining in escrow for a rented space, the tenant thereof must issue to Buyer the estoppel certificate attached to the Contract or one that is otherwise acceptable to Buyer that discloses no default on behalf of either tenant or landlord under the lease, acknowledges that all of landlord's work for such tenant's space is complete and is acceptable to the tenant, without any discrepancy in the square footage or any term or provision specified in the lease. It is agreed that commencing on the date of closing of Phase I (prorated for any partial month), the Title Company shall pay to Buyer 1 / 12th of the amount deposited with the Title Company for each space for which a deposit has been made until such space has been leased to a tenant that has accepted and occupied the space and is paying for full rent, CAM and taxes and for which a final certificate of occupancy has been issued, with the amount paid to the Buyer out of the escrow reduced by any payments of the foregoing amounts made by a tenant to the Buyer for its respective space. Buyer shall notify Seller and the Title Company each month of the amounts it receives from any tenant for which funds have been placed in this escrow. When a tenant commences paying full rent, CAM, taxes and insurance for its space, a final certificate of occupancy has been issued for such space and the tenant has issued an estoppel certificate as is attached to the Contract, or one that is otherwise acceptable, to Buyer that discloses no default on behalf of either tenant or landlord under the lease, acknowledges that all of landlord's work for such tenant's space is complete and acceptable to the tenant, acknowledges that all TI's have been paid to tenant and does not disclose any discrepancy in the square footage or any term or provision specified in the lease, then the balance in the escrow for the applicable tenant's space will be released by the Title Company to the Seller. All costs and expenses of the escrow will be paid by Seller. Buyer's attorney shall draft an escrow agreement governing the above described escrow which agreement shall be mutually satisfactory to Buyer, Seller and the Title Company. In addition to the above deposits, Seller shall also deposit with the Title Company the sum of $5.00 per square foot for the payment of tenant improvements ("TI") and a deposit for leasing commissions ("LC") at the rate of $3.00 per square foot; provided however, neither the TI nor the LC need to be deposited if the tenant acknowledges that it has received full payment of its TI and if the leasing broker that is to be paid the LC acknowledges that it has received full payment thereof or Seller certifies to Buyer that no LC is due for such space. At the joint direction of Seller and Buyer or upon court order, the TI and LC deposits will be released from the escrow to pay for TIs and LCs. It is agreed that for the 12 month period of the escrow, Seller is responsible for the full payment of all TIs and LCs that accrue during such period and such liability is not limited to the amount deposited.

     4. At the closing of Phase 1, Buyer shall deposit into an escrow with Chicago Title Insurance Company ("Title Company") a security deposit of $1,000,000.00 to insure Buyer's performance relative to its obligations to purchase Phase II of the Property and Buyer agrees to close the purchase of Phase II within five business (5) days (but not during any time that Buyer is not permitted to close due to a "Black Out Period") after completion by Seller of delivery of the following items to Buyer and after 50% of the total square footage of Phase II is occupied by tenants which are open for business and are paying full rent, CAM, taxes and insurance:

               a. Complete construction of all of the Phase II improvements including, without limitation, the parking lot, parking space striping, light fixtures, storm water drainage facilities, sanitary sewer lines and mains, water lines and mains, installation of all utilities to the buildings in Phase II, completion of all of the buildings necessary to obtain, and Seller shall also obtain and deliver to Buyer, temporary

                    Certificates of Occupancy for all of buildings on Phase IT, final certificates of occupancy for units occupied by tenants, installation of all loading docks and all other facilities necessary for the operation of retail spaces in Phase II other than the final tenant improvements.

               b. A certificate from Seller and Seller's architect and general contractor(s) that Phase II is complete (except for tenant improvements), including the installation of all landscaping applicable thereto;

               c. All mechanic's lien waivers from the general contractor and all subcontractors as may be required by the Title Company to issue a title insurance policy free of mechanics and materialmen's liens claims and with the following title endorsements:

                         (i)    Extended coverage endorsement;
                         (ii)   3.1 zoning with parking and loading
                                dock coverage;
                         (iii)  Survey endorsement;
                         (iv)   Access;
                         (v)    PIN;
                         (vi)   Utility facility endorsement;
                         (vii)  Creditors' rights;
                         (viii) Subdivision;
                         (ix)   Environmental notice endorsement; and
                         (x)    Contiguity between Phase II and the Wal
                                Mart Tract;
                         (xii)  Owner's comprehensive endorsement.

               d. An ALTA/ACSM Survey prepared in accordance with the 1999 Minimum Standard Detail Requirements containing Table "A" items 1, 2, 3, 4, 6, 7(a), 7(b)(l), 7(b) (2), 7(c), 8, 9,
                    10, ll(b), 13, 14, 15 and 16, which Survey shall be certified to Seller, Buyer, Chicago Title Insurance Company and Buyer's Lender, John Hancock Life Insurance Company ("Phase II Survey"). The Phase II Survey, including, without limitation the certification thereon, shall be dated on or after the date of completion of all of the improvements of Phase II and shall be a complete "as-built" survey thereof showing no encroachments of any of the boundary lines of Phase II, showing the distance between the boundary lines and the building structures, the height and square footage of all buildings on Phase II and listing the zoning classification of Phase II as well as the food zone designation applicable thereto;

               e. Acceptable estoppels for all tenants occupying space in Phase II which estoppels will be deemed acceptable provided that they do not disclose any default on behalf of Landlord or tenant under the respective lease, do not contain any discrepancy between the square footage in the lease and the estoppel or any other discrepancies with the terms and provisions of the applicable lease. Each estoppel must be addressed to Buyer and Buyer's Lender and must be dated within thirty days of the date of the closing of Phase II.

               f. Buyer and Seller agree that Buyer has accepted the leases listed below provided no changes are made thereto:

                    (i)      Shoe Carnival, Inc.;
                    (ii)     Sally Beauty Company, Inc.;
                    (iii)    Keystone Investments, LLC;
                    (iv)     America's Best Contact Lenses & Eyeglasses;
                    (v)      AIM Mail Center;
                    (vi)     Cingular Wireless;
                    (vii)    The Barbers, Hairstyling For Men And Women, Inc.;
                             and
                    (viii)   MACPIE, L.L.C.

               It is agreed that no lease of any space in Phase II or any of the out lots will violate any of the exclusives of the Phase I tenants without the written consent of the holder of the exclusive, and no exclusive will be granted to a Phase II tenant that can be violated by an owner and/or tenant of the out lots.

     5. At the closing of Phase II, Seller shall deposit with the Title Company for each tenant's space in Phase II that is not then occupied by a tenant that is currently paying full rent, CAM, taxes and insurance an amount equal to twenty four (24) months of such full rent, CAM, taxes and insurance based on such amounts per space as described on Exhibit "C" attached to the Contract. It is agreed that commencing on the date of closing of Phase II (prorated for any partial month), the Title Company shall pay to Buyer 1 / 24th of the amount deposited with the Title Company for each space for which a deposit has been made until such space has been leased to a tenant that has accepted and occupied the space and has issued an acceptable estoppel, is paying full rent, CAM and taxes and for which a final certificate of occupancy has been issued, with the amount paid to the Buyer out of the escrow reduced by any payments of the foregoing amounts made by a tenant to the Buyer for its respective space. Buyer shall notify Seller and the Title Company each month of the amounts it receives from any tenant for which funds have been placed in this escrow. When a tenant commences paying full rent, CAM, taxes and insurance for its space, a final certificate of occupancy has been issued for such space and the tenant has issued an estoppel certificate as is attached to the Contract, or one that is otherwise acceptable, to Buyer that discloses no default on behalf of either tenant or landlord under the lease, acknowledges that all of landlord's work for such tenant's space is complete and acceptable to the tenant, acknowledges that all TI's have been paid to tenant and does not disclose any discrepancy in the square footage or any term or provision specified in the lease, then the balance in the escrow for the applicable tenant's space will be released by the Title Company to the Seller. All costs and expenses of the escrow will be paid by Seller. Buyer's attorney shall draft an escrow agreement governing the above described escrow and which agreement shall be mutually satisfactory to Buyer, Seller and the Title Company. In addition to the above described deposits, at the closing of Phase II, Seller shall also deposit into the escrow per space, the sum of $5.00 per square foot for TI and the $3.00 per square foot LC; provided however, neither the TI nor the LC need to be deposited if the tenant acknowledges that it has received full payment of its TI and if the leasing broker that is to be paid the LC acknowledges that it has received full payment thereof or Seller certifies to Buyer that no LC is due for such space. At the joint direction of Seller and Buyer or upon court order, the TI and LC deposits will be released from the escrow to pay for TIs and LCs. It is agreed that for the 24 month period, Seller is responsible for the full payment of all TIs and LCs that accrue during such period and such liability is not limited to the amount deposited.

     6. In the event of a conflict between the terms and provisions of this Modification and the terms and provisions of the Contract, the terms and provisions of this Modification shall prevail. As modified by this Modification, the Contract remains in full force and effect.

     IN WITNESS WHEREOF, Seller and Buyer have caused their respective authorized representatives to execute this Modification on the dates listed below.


LCW Spartanburg, L.L.C., a South           Inland Western Spartanburg, L.L.C., a
Carolina limited liability company, by     Delaware limited liability company by
WRS, Inc., a South Carolina                Inland Western Retail Real Estate
corporation, its manager                   Trust, Inc., a Maryland corporation,
                                           its sole member


By:  /s/ Arthur J. Kepes                   By:  /s/ [ILLEGIBLE]
   ----------------------------------         ----------------------------------
Its: Vice President                        Its: V.P.
    ---------------------------------          ---------------------------------
Dated: 3/2/04                              Dated: 3/2/04
      -------------------------------            -------------------------------

                                   OWNERS FORM
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204
      Issued by: Eastern Title Agency, Inc., 1812 Lincoln Street, 2nd Floor
                       Columbia, SC 29201, (803) 256-2371

                                   SCHEDULE A

                                                                       PRO FORMA


OFFICE FILE NUMBER:            10000.060/MWT/SMT
POLICY NUMBER:                 TO BE DETERMINED
DATE OF POLICY:                TBD AT TBD
AMOUNT OF INSURANCE:           $43,118,338.00

1.   Name of Insured:

     Inland Western Spartanburg, LLC, a Delaware limited liability company

2.   The estate or interest in the land which is covered by this Policy is:

     Fee Simple

3.   Title to the estate or interest in the land is vested in the insured.

4. The land herein described is encumbered by the following mortgage or trust deed, and assignments:

     NA

     and the mortgages or trust deeds, if any, shown in Schedule B hereof.

5.   The land referred to in this Policy is described as follows:

     See EXHIBIT "A," which is attached hereto and made a part hereof.

                                   Exhibit "A"

                                   OWNERS FORM
                         CHICAGO TITLE INSURANCE COMPANY
                                   SCHEDULE B


POLICY NUMBER: TBD                                                   PRO FORMA

                            EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

General Exceptions:

SPECIAL EXCEPTIONS: THE MORTGAGE, IF ANY, REFERRED TO IN ITEM 4 OF SCHEDULE A.

a. Taxes and assessments for the year 2004 and all subsequent years, which are a lien, but are not yet due and payable.

b. Easements with Covenants and Restrictions Affecting Land ("ECR"), among Wal-Mart Real Estate Business Trust, Home Depot, U.S.A., Inc., and LCW Spartanburg, LLC, dated November 1, 2002, and recorded in Deed Book 76-T at page 610, Spartanburg County records.

c. Short Form Lease between LCW Spartanburg, LLC, and Wal-Mart Real Estate Business Trust, dated 2003, and recorded in Deed Book 79-B at page 24, Spartanburg County records.


COUNTERSIGNED

PRO FORMA

----------------------------
AUTHORIZED SIGNATORY

                SCHEDULE B OF THIS POLICY CONSISTS OF 3 PAGE(S).

SCHEDULE B
Owner's Form
(Rev. 1/89)

                                   OWNERS FORM
                         CHICAGO TITLE INSURANCE COMPANY
                                   SCHEDULE B

POLICY NUMBER: TBD                                                   PRO FORMA

                            EXCEPTIONS FROM COVERAGE

d. First Amendment to Easement with Covenants and Restrictions Affecting Land ("ECR"), among Wal-Mart Real Estate Business Trust, Home Depot, U.S.A., Inc., LCW Spartanburg, LLC and The Tenant Development Group, LLC, dated November 6, 2003 and recorded in Deed Book 78-B at page 911, Spartanburg County records.

e. Right of Way Agreement from LCW Spartanburg, LLC, to Duke Energy Corporation, dated August 26, 2003, and recorded in Deed Book 78-Y, page 319, Spartanburg County records.

f. Right of Way Agreement from LCW Spartanburg, LLC, to Duke Energy Corporation, dated August 26, 2003, and recorded in Deed Book 78-Y, page 321, Spartanburg County records.

g. Right of Way Agreement from LCW Spartanburg, LLC, to Duke Energy Corporation, dated August 26, 2003, and recorded in Deed Book 78-Y, page 323, Spartanburg County records.

h. Right of Way Agreement from LCW Spartanburg, LLC, to Duke Energy Corporation, dated August 26, 2003, and recorded in Deed Book 78-Y, page 329, Spartanburg County records.

i. Ordinary and usual right of ways and easements given to Duke Power Company, recorded in Deed Books 30-J, pages 428 and 429; 30-Q, page 345; 38-G, page 478; 32-Y, page 261; 30-B, page 659; and 43-T, page 937, Spartanburg County records.

j.   Riparian rights incident to the insured premises.

k. Development Agreement between The Board of Trustees of Spartanburg County School District Six and City of Spartanburg recorded in Deed Book 70-Y at page 077 and re-recorded in Deed Book 71-B at page 671, Spartanburg County records.

l. Memorandum of Lease between LCW Spartanburg, LLC and Michael's Stores, Inc. recorded in Deed Book 76-B at page 876, Spartanburg County records.


COUNTERSIGNED

PRO FORMA

----------------------------
AUTHORIZED SIGNATORY

                SCHEDULE B OF THIS POLICY CONSISTS OF 3 PAGE(S).

SCHEDULE B
Owner's Form
(Rev. 1/89)

                                   OWNERS FORM
                         CHICAGO TITLE INSURANCE COMPANY
                                   SCHEDULE B

POLICY NUMBER: TBD                                                   PRO FORMA

                            EXCEPTIONS FROM COVERAGE

m. Memorandum of Lease between LCW Spartanburg, LLC and Ross Stores, Inc. recorded in Deed Book 76-L at page 667, Spartanburg County records.

n. The following matters as shown on ALTA/ACSM Land Title Survey for Inland Western Spartanburg, LLC, Dorman Center - Phase I, prepared by Freeland & Associates, Inc., dated July 3, 2003, revised January 19, 2004:

     i.       Sign Easements Nos. 1 and 2;
     ii.      RCP's, catch basins, and associated storm drain easements;
     iii.     Sanitary Sewer Manholes, lines and easements;
     iv.      Overhead electric lines, power boxes, power poles;
     v.       Water valves, water lines, gate valves, fire hydrants;
     vi.      80' minimum buffer for flood plain;
     vii.     Telephone pedastals, vaults and Bellsouth easement;
     viii.    Detention pond; and
     ix.      Gas meters, gas lines and gas valves.

o. Right of way easement to City of Spartanburg dated November 18, 2003, recorded December 16, 2003 in Book 79-G at page 604, Spartanburg County records.


COUNTERSIGNED

PRO FORMA

----------------------------
AUTHORIZED SIGNATORY

                SCHEDULE B OF THIS POLICY CONSISTS OF 3 PAGE(S).

SCHEDULE B
Owner's Form
(Rev. 1/89)

                                   EXHIBIT "A"

                                 WAL-MART TRACT

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having the following metes and bounds to wit:

Commencing at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29, 75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Conomo Properties, LLC and Camelot I Subdivisions 04-58-26 E for 637.89 feet to a point being the POINT OF BEGINNING; thence continuing along the common line of Camelot 1 Subdivision S 04-58-26 E for 946.57 feet to a concrete monument found; thence along the common line of Camelot III-A Subdivision S 50-54-40 W for 710.29 feet to a point; thence along the common line of the Future Development Tax Area N 04-58-26 W for 247.73 feet to a point; thence N 48-14-23 W for 696.83 feet to a point; thence along the common line of Out Parcel #2 N 00-15-30 W for 25.94 feet to a point; thence N 44-09-51 W for 78.09 feet to a point; thence N 29-43-08 W for 118.42 feet to a point; thence N 79-48-01 W for 19.80 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way N 41-25-14 E for 73.72 feet to a point; thence N 27-50-30 E for 49.89 feet to a point; thence N 41-45-37 E for 79.85 feet to a point; thence with a curve to the right having a radius of 438.50 feet, an arc length of 96.08 feet and a chord bearing and distance of N 48-02-15 E for 95.89 feet to a point; thence with a curve to the left having a radius of 347.50 feet, an arc length of 129.44 feet and a chord bearing and distance of N 43-38-36 E for 125.69 feet to a point; thence leaving said right-of-way along the common line of Shops Tract 2 S 61-04-39 E for 53.90 feet to a point; thence N 85-00-00 E for 141.35 feet to a point; thence S 04-58-26 E for 33.69 feet to a point; thence N 85-01-34 E for
167.60 feet to a point; thence S 04-53-26 E 15.60 feet to a point; thence N 85-01-34 E for 116.75 feet to a point; thence N 04-58-26 W for 34.08 feet to a point; thence N 85-01-34 E for 90.83 feet to a point; thence N 04-58-26 W for
117.28 feet to a point; thence along the common line of Home Depot N 85-01-34 E for 123.55 feet to a point; thence N 47-05-16 E for 46.10 feet to a point; thence N 85-01-34 E for 148.64 feet to a point being the Point of Beginning. Said tract contains 22.217 acres or 967,776 square feet more or less.

                                  SHOPS TRACT 1

All that certain piece, pared or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having the following metes and bounds to wit:

Beginning at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29,75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Home Depot S 85-01-34 W for 373.46 feet to ft point; thence N 04-58-26 W for 38.00 feet to a point; thence S 85-01-34 W for 302.49 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way with a curve to the left having a radius of 897.50 feet, an arc length of 131.60 feet and a chord bearing and distance of N 00-46-51 W for 131.49 feet to a point; thence N 04-58-26

W 29.00 feet to a point on the southern right-of-way of W.O. Ezell Boulevard; thence along said southern right-of-way N 35-05-19 E for 666.34 feet to an iron pin being the Point of Beginning. Said tract contains 2.774 acres or 120,842 square feet more or less.

                                  SHOPS TRACT 2

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having the following metes and bounds to wit:

Commencing at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29, 75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Conomo Properties, LLC and Camelot I Subdivision S 04-58-26 E for 637.89 feet to a point; thence along the common line of the Wal-Mart Tract S 85-01-34 W for 148.64 feet to a point; thence S 47-05-16 W for 46.10 feet to a point; thence S 85-01-34 W for
123.55 feet to a point being the POINT OF BEGINNING; thence continuing along the common line of the Wal-Mart Tract S 04-56-28 E for 117.28 feet to a point; thence S 85-01-34 W for 90.83 feet to a point; thence S 04-58-26 E for 34.08 feet to a point; thence S 85-01-34 W for 116.75 feet to a point; thence N 04-58-26 W for 15.60 feet to a point; thence S 85-01-34 W for 167.60 feet to a point; thence N 04-58-26 W for 33.69 feet to a point; thence S 85-00-00 W for
141.35 feet to a point; thence N 61-04-39 W for 53.90 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way with a curve to the left having a radius of 347.50 feet, an arc length of 60.08 feet and a chord bearing and distance of N 28-01-09 E for 60.01 feet to a point; thence leaving said eastern right-of-way along the common line of Home Depot S 61-04-39 E for 14.36 feet to a point; thence S 41-54-43 E for 47.58 feet to a point; thence N 85-01-34 E for 187.25 feet to a point; thence N 04-58-26 W for
63.03 feet to a point; thence N 85-01-34 E for 115.89 feet to a point; thence N 04-58-26 W for 4.76 feet to a point thence N 85-01-34 E for 184.94 feet to a point being the Point of Beginning. Said tract contains 1.214 acres or 52,875 square feet more or less.

                                  SHOPS TRACT 3

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having me following metes and bounds to wit:

Beginning at an iron pin found on the eastern right-of-way of East Blackstock Road (SC 215), said iron pin being the most southwesterly corner of Hammett (Plat Book 30, page 357); thence leaving said right-of-way along the common line of Hammett N 43-52-15 E for 144.59 feet to an iron pin; thence along the common line of Hammett, Quincy's (Plat Book 88, page 687), Conn (Plat Book 71, page 16) and Rosello N 01-25-58 W for 711.35 feet to an iron pin; thence along the common line of Rosello S 79-19-11 W for 232.84 feet to an iron pin on the eastern right-of-way way of East Blackstock Road (SC 215); thence along said right-of-way N 10-42-30 W for 49.72 feet to an iron pin; thence leaving said right-of-way along the common line of Rather (Plat Book 71, page 16) N 79-11-51 E for 240.75 feet to an iron pin; thence a long the common line of Rather, P.H. Properties (Plat Book 71, page 16) and Sylwn Partnership (Plat Book 71, page 16) N 01-27-56 W for 389.60 feet to an iron pin; thence along the common line of Yeomans N 73-44-44 E for 233.51 feet to an iron pin; thence along the common line of C&T Investment, Inc. N

73-50-42 E for 155.49 feet to a concrete monument found; thence along the common line of Out Parcel #1 S 04-58-26 E for 67.46 feet to a point; thence N 85-01-34 E for 292.16 feet to a point on the western right-of-way of the Road Tract; thence along said western right-of-way S 04-58-26 E for 101.80 feet to a point; thence S 04-47-10 W for 281.57 feet to a point; thence S 05-01-22 E for 79.74 feet to a point; thence with a curve to the right having a radius of 288.50 feet, an arc length of 284.69 feet and a chord bearing and distance of S 26-02-42 W for 273.28 feet to a point; thence with a curve to the left having a radius of 497.50 feet, an arc length of 109.01 feet and a chord bearing and distance of S 48-02-15 W for 108.79 feet to a point; thence S 41-45-37 W for
502.12 feet to a point; thence with a curve to the left having a radius of
519.47 feet, an arc length of 156.11 feet and a chord bearing and distance of 3 26-56-56 W for 155.52 feet to a point; thence with a curve to the right having a radius of 88.50 feet, an arc length of 103.83 feet and a chord bearing and distance of S 51-24-53 W for 97.98 feet to a point; thence S 85-01-34 W for
44.71 feet to a point on the eastern right-of-way of East Blackstock Road (SC
215); thence along said eastern right-of-way N 10-43-46 W for 36.10 feet to an iron pin being the Point of Beginning. Said tract contains 14.105 acres or 614,396 square feet more or less.

                               ENDORSEMENT NO. 1
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


SURVEY ENDORSEMENT

The Company insures the Insured against loss or damage sustained by the Insured by reason of the failure of the insured property to be. the same as that delineated on the plat of survey prepared by Freeland & Associates, Inc., Surveyor, dated July 3, 2003, last revised January 19, 2004 designated as Job No. 51826-Inland.

The total liability of the Company under said policy and any endorsements therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated under the conditions and stipulations thereof to pay.


This endorsement is made a part of the commitment or policy. It is subject to all of the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amounts of the commitment or policy and prior endorsements are not changed.

Date:   TBD
     ----------------------

CHICAGO TITLE INSURANCE COMPANY


           PRO FORMA
---------------------------------
    Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

                                   Survey End

                                ENDORSEMENT NO. 2
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


CREDITOR'S RIGHTS


THE POLICY IS HEREBY AMENDED AS FOLLOWS:

     ITEM #7 OF THE EXCLUSIONS FROM COVERAGE IS ELIMINATED FROM THE JACKET OF THE POLICY.



This endorsement is made a part of the commitment or policy. It is subject to all the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amounts of the commitment or policy and prior endorsements are not changed.

DATE:         TBD
     ---------------------

CHICAGO TITLE INSURANCE COMPANY


      PRO FORMA
-------------------------------
      Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

Form 3594 R 12/82

                                ENDORSEMENT NO. 3
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


SEPARATE TAX PARCEL

The Company hereby insures the Insured against loss or damage which the Insured shall sustain by reason of the failure of the insured property to be taxed separately as Tax Map Numbers: 6-21-05-001.04, 6-21-05-05-001.08, 6-21-05-001.02
and 6-21-05-001.07.



This endorsement is made a part of the commitment or policy. It is subject to all the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amounts of the commitment or policy and prior endorsements are not changed.

Dated:         TBD
      ------------

CHICAGO TITLE INSURANCE COMPANY


             PRO FORMA
-------------------------------
     Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

Form 3594 R 12/82

                                ENDORSEMENT NO. 4
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


Land Abuts Physically Open Street

The Company hereby insures the Insured against loss or damage by reason of the failure of the land to abut a physically open street known as East Blackstock Road SC 215 (as to Shops Tract 3), W.O. Ezell Boulevard US 29 (as to Shops Tract
1) and Dorman Centre Drive (as to Shops Tract 1, Shops Tract 2, Wal-Mart Tract and Shops Tract 3).



This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Date:          TBD
      ----------------------------

CHICAGO TITLE INSURANCE COMPANY


            PRO FORMA
----------------------------------
      Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

                                ENDORSEMENT NO. 5
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204

1. The Company hereby insures the Insured against loss or damage sustained in the event that, at Date of Policy:

(a) According to applicable zoning ordinances and amendments thereto, the land is not classified Zone B-l.

(b)  The following use or uses are not allowed under that classification:
     Shopping Center with Retail Stores

     and there shall be no liability under this paragraph 1(b) if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments thereto mentioned above, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses.

2. The Company further insures the Insured against loss or damage arising from a final decree of a court of competent jurisdiction

(a) prohibiting the use of the land, with any structure presently located thereon, as specified in paragraph 1(b); or

(b) requiring the removal or alteration of the structure on the basis that, at Date of Policy, the ordinance and amendments thereto have been violated with respect to any of the following matters:

     (I) Loading dock; and
     (v) Parking spaces.

There shall be no liability under this endorsement based on:

(a) The invalidity of the ordinances and amendments thereto mentioned above, until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extent the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be affixed hereto by its duly authorized officers.


                                   Chicago Title Insurance Company


                                   BY: PRO FORMA
                                      -----------------------------------

ALTA Endorsement - Form 3.1 (Zoning-completed structure) (6/1/87)

                                ENDORSEMENT NO.6
                        ATTACHED TO AND FORMING A PART OF
                              OWNERS POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


The Company insures the insured against loss or damage sustained by reason of:

     any environmental protection lien which, at Date of Policy, is recorded in those records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge, except as set forth in Schedule B.



This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.


CHICAGO TITLE INSURANCE COMPANY


          PRO FORMA
-------------------------------
    Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.


      ALTA Endorsement - Form 8.1 (Environmental Protection Lien) (3-27-87)
                            CLTA Form 110.9 (3/13/87)
F-3514

                                ENDORSEMENT NO. 7
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204

SUBDIVISION ENDORSEMENT

The Company hereby insures against loss or damage which the Insured may sustain by reason of the land described in Schedule A being non-compliant with Sections 6-29-540 and 30-5-240 of the South Carolina Code of Laws, as amended (1976).



This endorsement is made a part of the commitment or policy. It is subject to all the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amounts of the commitment or policy and prior endorsements are not changed.

Date:       TBD
     ----------

CHICAGO TITLE INSURANCE COMPANY


       PRO FORMA
-------------------------------
       Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

Form 3594 R 12/82

                                ENDORSEMENT NO. 8

                                   ATTACHED TO

                             OWNER'S POLICY NO. TBD

                                    ISSUED BY

                         CHICAGO TITLE INSURANCE COMPANY

                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


The Company hereby insures the Insured against loss or damage which the Insured shall sustain by reason of the failure of water, gas, electric, telephone, storm sewer, and sanitary sewer ("Utilities") to be available to the land described in Schedule A either over, under or upon public rights-of-way directly adjacent to said land, or over, or upon an easement for Utilities for the benefit of said land that connects to public rights-of-way.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.



Countersigned:


By    PRO FORMA
   ---------------------------
      Authorized Signatory

Note: This endorsement shall not be
valid or binding until countersigned by
an authorized signatory.

Utility Facility Endorsement

                                  ENDORSEMENT 9
                        ATTACHED TO AND FORMING A PART OF
                             OWNER'S POLICY NO. TBD
                                    ISSUED BY
                         CHICAGO TITLE INSURANCE COMPANY
                3700 FOREST DRIVE, SUITE 201, COLUMBIA, SC 29204


CONTIGUITY ENDORSEMENT

     THE COMPANY INSURES THE INSURED AGAINST LOSS OR DAMAGE SUSTAINED BY THE INSURED BY REASON OF THE FAILURE OF THE LAND DESCRIBED AS THE WAL-MART TRACT AND THE LAND DESCRIBED AS SHOPS TRACT II TO BE CONTIGUOUS TO EACH OTHER AND, TAKEN AS A TRACT, CONSTITUTE ONE PARCEL OF LAND.



This endorsement is made a part of the commitment or policy. It is subject to all the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amounts of the commitment or policy and prior endorsements are not changed.

DATE:         TBD
     -----------------------

CHICAGO TITLE INSURANCE COMPANY

       PRO FORMA
------------------------------
       Authorized Signatory

Note: This endorsement shall not be
valid or binding until signed by an
authorized signatory.

Form 3594 R 12/82

STATE OF SOUTH CAROLINA    )
                           )   AMENDED AND SUPPLEMENTED
COUNTY OF SPARTANBURG      ) COVENANTS REGARDING TENANT USES


     These Amended and Supplemented Covenants Regarding Tenant Uses are made and entered into as of the _____ day of February, 2004, by LCW Spartanburg, L.L.C., a South Carolina limited liability company ("LCW") and Fire Mountain Restaurants, Inc., a Delaware corporation, successor by name change to Ryan's Family Steak Houses East, Inc., effective December 31, 2003, as filed in the Office of the Secretary of State of Delaware ("Ryan's"), hereinafter collectively referred to as "Declarant."

     WHEREAS, LCW is the owner of that certain property referred to as Shops Tract 3, consisting of 14.105 acres in Spartanburg County, South Carolina, being more fully described on the Subdivision Plat for LCW Spartanburg, L.L.C., prepared by Freeland & Associates, Inc., dated October 10, 2002, last revised on October 31, 2002, and recorded on November 1, 2002 in Plat Book 153 at Page 238 in the Spartanburg County records ("Shops Tract 3");

     WHEREAS, LCW is also the owner of those certain properties all in Spartanburg County, South Carolina, referred to as Outparcel #3 (1.676 acres), Outparcel #4 (0.943 acres), Outparcel #5 (1.517 acres), and Outparcel #6 (9.701 acres). These outparcels are more fully described on the Subdivision Plat prepared for LCW Spartanburg, L.L.C. by Freeland & Associates, Inc. entitled Dorman Centre - Phase II Redivision of Outparcels 2 & 3 and the Future Development Tract as recorded in Plat Book 153, Page 238, said plat being dated July 9, 2003, last revised on September 9, 2003, and to be recorded in the Spartanburg County records;

     WHEREAS, Ryan's is the owner of that certain property referred to as Outparcel #2 (1.967 acres), said outparcel being more fully described on the Subdivision Plat prepared for LCW Spartanburg, L.L.C. by Freeland & Associates, Inc. entitled Dorman Centre - Phase II Redivision of Outparcels 2 & 3 and the Future Development Tract as recorded in Plat Book 153, Page 238, said plat being dated July 9, 2003, last revised on September 9, 2003, and to be recorded in the Spartanburg County records;

                                   Exhibit "B"

     WHEREAS, the above-described Outparcel #2, Outparcel #3, Outparcel #4, Outparcel #5 and Outparcel #6 are hereinafter collectively referred to as "Outparcels;"

     WHEREAS, it is the intent and desire of Ryan's Family Steak Houses East, Inc. and LCW Spartanburg, L.L.C. to execute the following Amended and Supplemented Covenants Regarding Tenant Uses to establish certain restrictions upon the Outparcels for the benefit of Shops Tract 3;

     WHEREAS, it is the further intent and desire of Ryan's Family Steak Houses East, Inc. and LCW Spartanburg, L.L.C. that these Amended and Supplemented Covenants Regarding Tenant Uses amend and supercede in all respects the Covenants Regarding Tenant Uses filed for record on December 19, 2003 in Book 79-H at page 293 in the RMC Office for Spartanburg County;

     NOW, THEREFORE, Declarant for itself, its successors and assigns does hereby agree that the Outparcels shall be subject to and shall be used in conformance with the following covenants and agreements:

1. No Outparcel shall be used for the Off Price Sale of merchandise. "Off Price Sale" shall mean the retail sale of merchandise on an everyday basis at prices reduced from those charged by full price retailers, such as full price department stores; provided, however, this definition shall not prohibit sales events by a retailer at a price discounted from that retailer's every day price. Examples of Off Price Sale retailers include, but are not limited to, such retailers as T.J. Maxx, Marshall's, Nordstrom Rack, Goody's, Factory 2U, Burlington Coat, Steinmart, and Filene's Basement. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Ross Stores, Inc. and LCW Spartanburg, L.L.C. on August 5, 2002 for 30,146 square feet of space located at 120 Dorman Centre Drive, Suite C, said Lease Agreement being further described in the

     Memorandum of Lease executed between the same parties and recorded on in Book 76-L at Page 667 in the Spartanburg County records.

2. No Outparcel shall be used as a "Craft Store." A Craft Store shall be defined as any store selling arts and crafts, art supplies, craft supplies, picture frames or picture framing services, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel), or any similar store. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Michaels Stores, Inc. and LCW Spartanburg, L.L.C. on May 3, 2002 for 23,758 square feet of space located at 120 Dorman Centre Drive, Suite I, said Lease Agreement being further described in the Memorandum of Shopping Center Lease executed between the same parties and recorded on in Book 76-B at Page 876 in the Spartanburg County records.

3. No Outparcel shall be used for the operation of a store which devotes more than ten percent (10%) of its sales floor area, not to exceed five thousand (5,000) square feet, to the sale of bedding and accessories, bath items, kitchenware, tabletop items, closet storage, and pictures, frames and posters. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between LNT, Inc. and LCW Spartanburg, L.L.C. on October 15, 2002 for 25,205 square feet of space located at 120 Dorman Centre Drive, Suite A, together with the First Amendment to Lease Agreement executed between the parties on November 17, 2003.

4. No Outparcel shall be used for any retail store selling large or plus-size (size 14 and up) women's clothing and/or apparel. However, the provisions of this paragraph 4 shall not apply to the operation of any store which does not dedicate more than fifteen (15%) percent of its sales area to large or "plus" sizes (size 14 and up); one (1) local women's apparel shop of not more than 1,000 square feet; or any tenant occupying in excess of 10,000 square feet. In addition, this restriction shall not apply to (a) an Outparcel following the bona fide arms-length sale of the same to a third party unaffiliated with Declarant which third party is not in the business of selling women's apparel and such business is not the initial bona fide business thereon or (b) any Outparcel after January 1, 2014. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Catherine's #5757 Inc. and LCW Spartanburg, L.L.C. on May 2, 2003 for 4,000 square feet of space located at 120 Dorman Centre Drive, Suite D.

5. No Outparcel shall be used for any retail store selling or displaying for sale furniture, decorative household furnishings, or housewares, unless such use or sale is incidental, as defined below, to such business. For purposes of this paragraph 5, the incidental sale of such items in connection with the overall business of another operator or tenant shall not be deemed a violation hereof. As used in this paragraph 5, incidental use or purpose shall mean the sale of furniture, decorative household furnishings or housewares which for any one (1) such product line does not exceed ten percent (10%) of gross sales from such business. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Pier 1 Imports (U.S.), Inc. and LCW Spartanburg, L.L.C. on February 26, 2003 for approximately 10,800 square feet of space located at 120 Dorman Centre Drive, Suite D.

     Any of the foregoing restrictions may be waived, amended, modified, released or terminated at any time and from time to time by Declarant so long as Declarant is the owner of Shops Tract 3

     The foregoing restrictions and agreements are imposed on the Outparcels for the benefit of Shops Tract 3.

     The agreements, restrictions and covenants herein made shall be deemed restrictive covenants running with the land and shall be binding upon the Outparcels and any person who may from time to time own, lease or otherwise have an interest in the Outparcels.

     IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the day and year above set forth.


WITNESSES:                                DECLARANT:


----------------------                    LCW SPARTANBURG, L.L.C., A SOUTH
                                          CAROLINA LIMITED LIABILITY COMPANY

----------------------                    By:   WRS, INC., A SOUTH CAROLINA
                                          CORPORATION
                                           Its: Manager
                                                                    (SEAL)


                                          By:
                                             ---------------------------
                                           Its: Vice President


STATE OF SOUTH CAROLINA    )
                           )                  ACKNOWLEDGMENT
COUNTY OF AIKEN            )


     On this the _______ day of February, 2004, before me, the undersigned, personally appeared Arthur J. Kepes, who acknowledged himself to be the Vice President of WRS, Inc., a South Carolina corporation, the Manager of LCW Spartanburg, L.L.C., a South Carolina limited liability company, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                                                          (L.S.)
                                         ---------------------------------
                                         Notary Public for South Carolina

                                         My Commission Expires:
                                                               ---------------

                                       FIRE MOUNTAIN RESTAURANTS, INC.
                                       A DELAWARE CORPORATION, SUCCESSOR BY NAME
                                       CHANGE TO RYAN'S FAMILY STEAK
                                       HOUSES EAST, INC.

------------------------                                               (SEAL)


------------------------               By:
                                          ----------------------------------
                                       Its:
                                           ---------------------------------


STATE OF __________________  )
                             )              ACKNOWLEDGMENT
COUNTY OF _________________  )


     On this the ______ day of February, 2004, before me, the undersigned, personally appeared ___________________, who acknowledged himself to be the _______________ of Fire Mountain Restaurants, Inc., a Delaware corporation, successor by name to Ryan's Family Steak Houses East, Inc., and that (s)he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                                                          (L.S.)
                                            ------------------------------
                                            Notary Public for South Carolina

                                            My Commission Expires:
                                                                  ------------

STATE OF SOUTH CAROLINA   )
                          )         COVENANTS REGARDING TENANT USES
COUNTY OF SPARTANBURG     )

     These Covenants Regarding Tenant Uses are made and entered into as of the _____ day of January, 2004, by LCW Spartanburg, L.L.C., a South Carolina limited-liability company ("LCW") and The Tenant Development Group, LLC, a South Carolina limited liability company ("Declarant").

     WHEREAS, LCW is the owner of that certain property referred to as Shops Tract 3, consisting of 14.105 acres in Spartanburg County, South Carolina, being more fully described on the Subdivision Plat for LCW Spartanburg, L.L.C., prepared by Freeland & Associates, Inc., dated October 10, 2002, last revised on October 31, 2002, and recorded on November 1, 2002 in Plat Book 153 at Page 238 in the Spartanburg County records ("Shops Tract 3");

     WHEREAS, Declarant is the owner of that certain property referred to as "Outparcel 1," said outparcel being more fully described on the Subdivision Plat prepared for LCW Spartanburg, L.L.C. by Freeland & Associates, Inc. said plat being dated April 23, 2002, last revised on May 3, 2002, and which is recorded in the Spartanburg County records at __________;

     WHEREAS, it is the intent and desire of Declarant to execute the following Covenants Regarding Tenant Uses to establish certain restrictions upon Outparcel 1 for the benefit of Shops Tract 3;

     NOW, THEREFORE, Declarant for itself, its successors and assigns does hereby agree that Outparcel 1 shall be subject to and shall be used in conformance with the following covenants and agreements:

1. No Outparcel shall be used for the Off Price Sale of merchandise. "Off Price Sale" shall mean the retail sale of merchandise on an everyday basis at prices reduced from those charged by full price retailers, such as full price department stores; provided, however, this definition shall not prohibit sales events by a retailer at a price discounted from that retailer's every day price. Examples of Off Price Sale retailers include, but are not limited to, such retailers as T.J. Maxx, Marshall's, Nordstrom Rack, Goody's, Factory 2U, Burlington Coat, Steinmart, and Filene's Basement. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Ross Stores, Inc. and LCW Spartanburg, L.L.C. on August 5, 2002 for 30,146 square feet of space located at 120 Dorman Centre Drive, Suite C, said Lease Agreement being further described in the Memorandum of Lease executed between the same parties and recorded on in Book 76-L at Page 667 in the Spartanburg County records.

2. No Outparcel shall be used as a "Craft Store." A Craft Store shall be defined as any store selling arts and crafts, art supplies, craft supplies, picture frames or picture framing services, framed art, artificial flowers and/or plants, artificial floral and/or plant

                                  Exhibit "B"
     arrangements, wedding or party goods (except apparel), or any similar store. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between Michaels Stores, Inc. and LCW Spartanburg, L.L.C. on May 3, 2002 for 23,758 square feet of space located at 120 Dorman Centre Drive, Suite I, said Lease Agreement being further described in the Memorandum of Shopping Center Lease executed between the same parties and recorded on in Book 76-B at Page 876 in the Spartanburg County records.

3. No Outparcel shall be used for the operation of a store which devotes more than ten percent (10%) of its sales floor area, not to exceed five thousand (5,000) square feet, to the sale of bedding and accessories, bath items, kitchenware, tabletop items, closet storage, and pictures, frames and posters. This restriction shall automatically expire upon the earlier termination or expiration of the Lease agreement executed between LNT, Inc. and LCW Spartanburg, L.L.C. on October 15, 2002 for 25,205 square feet of space located at 120 Dorman Centre Drive, Suite A, together with the First Amendment to Lease Agreement executed between the parties on November 17, 2003.

     Any of the foregoing restrictions may be waived, amended, modified, released or terminated at any time and from time to time by LCW so long as LCW is the owner of Shops Tract 3.

     The foregoing restrictions and agreements are imposed on Outparcel 1 for the benefit of Shops Tract 3.

     The agreements, restrictions and covenants herein made shall be deemed restrictive covenants running with the land and shall be binding upon Outparcel 1 and any person who may from time to time own, lease or otherwise have an interest in Outparcel 1.

     IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the day and year above set forth.

WITNESSES:                       DECLARANT:

                                 THE TENANT DEVELOPMENT GROUP,
                                 LLC, A SOUTH CAROLINA LIMITED LIABILITY COMPANY

----------------------                                                 (SEAL)


----------------------
                                 By:
                                    ----------------------------------------
                                         Its:
                                             -------------------------------

     STATE OF SOUTH CAROLINA     )
                                 )        ACKNOWLEDGMENT
     COUNTY OF _________________ )

     On this the _____ day of January, 2004, before me, the undersigned, personally appeared _______________________, who acknowledged himself to be the ______________ of the Tenant Development Group, LLC, a South Carolina limited liability company, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.


                                         -------------------------------- (L.S.)
                                         Notary Public for South Carolina

                                         My Commission Expires:
                                                               ----------------

[INLAND(R) LOGO]

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road                                              200 Waymont Court         Seven Piedmont Center
Oak Brook, IL 80523                     501 Manatee Ave, West      Suite 126, Unit 10        Suite 102
630-213-4948 Fax: 4935                  Holmes Beach, FL 34217     Lake Mary, FL 32746       Atlanta, GA 30305
www.inlandgroup.com                     941-779-1000 Fax: 2000     407-688-6540 Fax: 6543    404-812-0845 Fax: 0848

                                                            November 3, 2003
Berkeley Capital Advisors, LLC (Broker)
Attn: Rob Carter
831 East Morehead, Suite 650
Charlotte, North Carolina 28202
(704) 379-1980


      RE:  DORMAN CENTER SHOPPING CENTRE
           SPARTANBURG, SOUTH CAROLINA

Dear Mr. Carter:

     This letter represents this corporation's offer to purchase the Dorman Centre Shopping Center consisting of 386,894 net rentable square feet, situated on approximately 50 acres of land, located at Blackstock Road and W. L. Ezell Road, Spartanburg, South Carolina, and shown outlined on the site plan attached as Exhibit C hereto (the "Project"). The Project includes Phase I, consisting of the Wal-Mart Tract, and Shops Tracts 1, 2 and 3, and Phase II, consisting of SHOPS TRACT 4. PHASES I AND II ARE DESIGNATED ON EXHIBIT C.

     The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total Purchase Price shall be approximately $50,202,562 (consisting of $43,118,338 for Phase I, and $7,084,224 for Phase II), all cash, plus or minus prorations. The stated Purchase Price is based upon the rent roll attached as Exhibit A hereto, and shall, as to each Phase of the Project, be adjusted in accordance with the formula on Exhibit A in the event that actual rent for space in the property differs from that on Exhibit A, subject to the guidelines set forth in Exhibit D hereto, and provided that Purchaser may elect not to close if the total purchase price exceeds $51,000,000. The Purchase Price allocable to each Phase of the Project shall be paid at the closing of that Phase of the Project, in accordance with paragraphs 10 and 11 hereof.

          SELLER AND Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE and except as noted on Exhibit B hereto), that the above referenced property is leased to the tenants described on Exhibit A on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

     3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the Interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal,

DATE
PAGE 2

          State, City and County ordinances, environmental laws and concerns (except as referenced in Paragraph 9, hereof), and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend (EXCEPT SUCH EXTENSIONS PROVIDED IN THE LEASES), nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE and except as noted on Exhibit B hereto), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

          Prior to closing, Seller shall not enter into or extend any service agreements without Purchaser's approval and any such contract presently in existence not accepted by Purchaser shall be terminated by Seller. With respect each phase of the Project, any work presently in progress on the property shall be completed prior to the closing of such Phase..

     5. "It is understood that the Seller, prior to closing of each Phase of the Project, shall be liable and responsible at its sole cost and expense, to complete the construction of the buildings and site improvements for such Phase in accordance with the plans and specifications for the Project as permitted by the City of Spartanburg. Upon completion of said construction, Seller shall be responsible for obtaining temporary certificates of occupancy from the City of Spartanburg (permanent certificates not being available until spaces are occupied and upfit) for spaces not occupied by tenants open for business, and permanent certificates of occupancy from the City of Spartanburg for spaces occupied by tenants open for business. As to each Phase of the Project, construction shall be deemed complete when Seller has provided such certificates for each space, and certificates from the project architect and the project engineer that, respectively, the buildings and site improvements have been constructed substantially in accordance with the plans and specifications for the Project as permitted by the City of Spartanburg, and in accordance with all applicable governmental codes, ordinances, rules and regulations. (No such architect's certificate need be provided as to the Wal-Mart building.)

          Seller shall indemnify and hold harmless Purchaser from obligations regarding the construction of the Project arising (as to each Phase) within one year of the date of closing, including, without limitation, any and all "punch list" items and construction "call backs", and Purchaser will cooperate with Seller in enforcing any warranties or guarantees with respect to such items and call backs. Seller shall also assist Purchaser in enforcing all warranties and guarantees with respect to construction of the Project, even after the expiration of the one-year period. Seller shall be solely responsible for the cost of tenant allowances or improvements that are required to be paid by the lessor with respect to any lease for space in the project leased by Seller. Miles Loadholt and Robert O. Collins, members of the Seller, and WRS Inc, the Seller's manager, will guarantee the Seller's obligations under this indemnity.

     6. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     7. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

DATE
PAGE 3

     8. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     9. Seller shall supply to Purchaser 10 days prior to closing, and Seller shall pay for at closing, a certificate which must be acceptable to Purchaser from a certified hygienist for environmental concerns that there is no asbestos, PCBs, or hazardous substance in the buildings and on the property; in other words, a Level 1 environmental audit (and Level 2 audit, if required), except for drycleaning solvents from an off-site source which have impacted groundwater under portions of Shops Tract 3. With respect to such solvents, Seller shall deliver at closing, at its expense, (1) a binder to make the Purchaser the named insured under the existing $6,000,000 "Pollution Legal Liability" insurance policy from AIG, and (2) a letter from the State of South Carolina DHEC confirming to Purchaser that it considers the solvents to be from an off-site source and that it is not the policy of South Carolina DHEC to hold the owners of non-source properties liable for cleanup of drycleaning solvents. Seller represents and warrants that the premiums for the AIG policy have been paid, and the term of the policy expires in September 29, 2012.

     10. The above sale of the real estate shall be consummated by conveyance of a limited warranty deed from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow. The conveyance will not include Seller's rights to reimbursement from the City of Spartanburg for the cost of improvements in Dorman Centre Drive and Dorman Commerce Drive. At the closing of each Phase, Seller will assign to Purchaser all personal property, leases, service agreements, guarantees and warranties related to such Phase, using form reasonably acceptable to Purchaser and Seller.

     11. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, within 15 days of the lien-free completion of the improvements (subject to paragraph 12 hereof). At the time of closing, title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances unacceptable to Purchaser. At closing: (a) an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all new construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued; (b) all warranties and representations shall be true and shall survive the closing for a period of one year; (c) each party shall be paid In cash their respective credits, including, but not limited to, security deposits, rent and expenses; and (d) real estate taxes will be prorated based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2002 and 2003 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents, although Purchaser will pay any such rents it receives to Seller (provided that the tenant paying such rent is current in its obligations to Purchaser). Seller shall provide to Buyer, at each closing, a Bill of Sale for all personal property.

     12. Purchaser shall not be obligated to close either Phase until such Phase is 85% occupied by tenants currently paying full rent, CAM, real estate taxes and insurance, and Purchaser has been provided at least 45 days written notice of the proposed closing date. At closing of each Phase of the Project, to the extent less than 100% of the space in such Phase is not occupied by tenants currently paying full rent, CAM, real estate taxes and insurance, then Seller shall escrow an amount equal to the annual rent and CAM, tax and insurance reimbursements for each space with respect to which a tenant is not currently occupying and paying full rent,

DATE
PAGE 4

          CAM, real estate taxes and insurance. One/twelfth of the amount deposited in escrow with respect to each such space will be paid to Purchaser each month until such space has been leased to a tenant which has accepted and occupied the space and is paying full rent, CAM and Taxes, with the amount paid to Purchaser out of escrow reduced by any payments of the forgoing amounts made by such tenant. Seller shall be responsible for leasing such space during the year after closing of such Phase in accordance with the guidelines attached as Exhibit D, and for the cost of all leasing commissions, tenant improvements and other costs associated with Seller placing a third party tenant in such space. All leases not currently executed by Seller must comply with the leasing guidelines attached as Exhibit D. Seller shall also no amend or modify any existing lease without Buyer's prior written consent. Once a tenant acceptable to Purchaser is occupying and paying full rent and reimbursements for any such space, then any amount remaining in escrow with respect to such space shall be released to Seller, and Seller's obligation to lease such space shall expire.

     13. This offer is subject to Seller delivering to Purchaser, prior to closing, an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any, all at Seller's cost.

     14. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     15. Seller agrees to comply with all requirements of any Responsible Property Transfer Act. Seller agrees to indemnify Purchaser for any claim made by the South Carolina Department of Revenue (or any applicable Taxing Authority) for any tax owed by Seller but claimed from the Purchaser as a result of this sale. Seller shall notify the applicable Taxing Authority and produce the required waiver certificate or escrow funds at closing, If required, by the applicable Taxing Authority and Seller shall indemnify Purchaser against any loss resulting from the filing of any environmental reclamation lien resulting from Seller's non-compliance with any applicable environmental law.

          Seller warrants and represents that it has paid all unemployment taxes to date. Seller agrees that, if required by any lease applicable to Phase I, Seller will obtain from the tenant under such lease written consent to the construction of Phase II.

     16. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     17. Seller shall be responsible for payment of a real estate brokerage commission in the amount of $200,000 to Berkeley Capital Advisors, LLC. Said commission shall be paid through the closing escrow proportionately at the closing of each Phase.

     18. Within thirty (30) days after the execution of this letter, and at least twenty (20) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company. Seller must provide updated title and survey for Phase II as soon as possible, but not less than twenty (20) days prior to closing.

     19. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space.

DATE
PAGE 5

     20. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property.

     21. At the time of closing of Phase I, Purchaser shall execute a binding contract to acquire Phase II in accordance the terms and conditions set forth in this letter of intent. Such agreement shall permit Seller to recover from Purchaser damages in the event Purchaser defaults under the agreement, measured by the difference between the Purchase Price as defined therein and the actual price at which Phase II is sold to an unaffiliated third party on terms and conditions substantially the same as therein provided. Purchaser's obligations under such agreement will be subject to closing of Phase I and the satisfaction by Seller of the conditions to closing described herein not later than one year after the date of the closing of Phase I.

     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of audited operating statements on said property is required that qualify, comply with and can be used in a public offering.

     If this offer is acceptable, please HAVE THE SELLER SIGN the original of this letter and initial each page, keeping copies for your files and returning the original to me by November 7, 2003.

                                           Sincerely,

ACCEPTED:                                  INLAND REAL ESTATE ACQUISITIONS, INC.
LCW Spartanburg, LLC
By WRS Inc., its Manager                   or nominee

By:    /s/ Arthur J. Kepes VP
      -------------------------
Date:  11-7-03                             /s/ G. Joseph Cosenza
      -------------------------            G. Joseph Cosenza
                                           Vice Chairman

WRS, Inc.


By:    /s/ Arthur J. Kepes VP              /s/ Steven D. Sanders
      -------------------------            Steven D. Sanders
Date:  11-7-03
      -------------------------            Sr. Vice President


   /s/ Robert O. Collins
---------------------
Robert O. Collins


   /s/ Miles Loadholt
---------------------
Miles Loadholt

                          EXHIBIT A TO LETTER OF INTENT

                             PHASE I INCOME SUMMARY

                                                             Size        Rent PSF       Annual Rent
                                                             ----        --------       -----------
                           ANCHORS
WAL-MART                                                  219,622         $  7.45       $ 1,636,184
Box (Linens & Things)                                      25,208         $ 10.00       $   262,080
Box (Ross for Less)                                        30,187         $ 11.00       $   332,057
Box (Michaels)                                             23,758         $ 10.00       $   249,459
Box (Pier One)                                             10,800         $ 15.50       $   199,800
                                                          -------                       -----------
 Subtotals                                                305,572                       $ 2,669,550

                            SHOPS

China King                                                  6,000         $ 13.00       $    78,000
Shop                                                        2,500         $ 14.00       $    35,000
Moe's Southwestern Grill                                    3,000         $ 15.00       $    48,000
Your Dollar Store                                           5,000         $ 15.50       $    77,500
JD's Fashion                                                3,500         $ 18.00       $    83,000
Happy Nails                                                 2,000         $ 19.00       $    38,000
Catharine's                                                 4,000         $ 17.25       $    59,000
Payless Shoes                                               2,800         $ 17.00       $    47,500
Alltel                                                      2,500         $ 18.00       $    45,000
Supertans                                                   2,500         $ 17.00       $    42,500
Lee Jewelers                                                1,700         $ 19.50       $    33,150
Mcallister's Deli                                           4,000         $ 18.50       $    88,000
Pilgrim's Pathway                                           2,000         $ 16.00       $    32,000
                                                          -------         -------       -----------
Subtotals                                                  41,500                       $   671,750

Phase I Totals                                            351,072                       $ 3,341,300
Vacancy (% of Shop Space)                           5%                                     ($33,588)
Management                                          5%                                    ($167,065)
Structural (All Space except WM)               $ 0.10                                      ($13,145)
                                                                                        -----------
NOI                                                                                     $ 3,127,502

                                    PHASE II INCOME SUMMARY

                        ANCHORS
Box (Shoe Carnival)                                        12,000         $ 13.00       $   158,000
                                                          -------                       -----------
 Subtotals                                                 12,000                       $   158,000

                         SHOPS

Shop                                                        3,200         $ 16.50       $    52,800
Shop                                                        1,600         $ 1?.00       $    28,?00
Sally Beauty                                                1,400         $ 18.00       $    26,200
Cost Cutters                                                1,400         $ 18.50       $    25,900
Shop                                                        2,500         $ 17.00       $    42,500
Shop                                                        3,000         $ 1?.00       $    40,000
Shop                                                        1,600         $ 17.50       $    28,000
Shop                                                        1,800         $ 17.50       $    28,000
Flex Check                                                  1,400         $ 10.00       $    26,200
Shop                                                        4,000         $ 15.00       $    ?0,000
Italian Pie                                                 3,500         $ 14.00       $    49,000
                                                          -------                       -----------
  Subtotals                                                26,200                       $   410,400

Phase II Totals                                            37,200                       $   56?,400
Vacancy (% of Shop Space)                          5%                                     ($20,520)
Management                                          0%                                     ($2?,320)
Structural (All Space except WM)               $ 0.10                                       ($3,720)
                                                                                        -----------
NOI                                                                                     $   513,?40

EXHIBIT A TO LOI                                                          1 0F 2

                          EXHIBIT A TO LETTER OF INTENT

                               SUMMARY CALCULATION

WM                                                        219,622    $  1,636,184
Other Anchors                                             101,950    $  1,189,366
                                                          -------    ------------
 Subtotal                                                 321,572    $  2,825,550
Shops                                                      66,700    $  1,082,150
                                                          -------    ------------
 Gross Income                                             388,272    $  3,907,700
Vacancy (% of Shop Space)                     5%                         ($54,108)
Management                                    5%                        ($195,385)
Structural (All Space except WM)         $ 0.10                          ($16,865)
                                                                     ------------
                                                                     $  3,641,342

Total NOI                                                            $  3,641,342
Purchase Price                                                       $ 50,202,562
Imputed Capitalization Rate                                                7.2533%

Phase I NOI                                                          $  3,127,502
Imputed Capitalization Rate                                                7.2533%
Phase I Purchase Price                                               $ 43,118,338

Phase II NOI                                                         $    513,840
Imputed Capitalization Rate                                                7.2533%
Phase II Purchase Price                                              $  7,084,224

EXHIBIT A TO LOI                                                          2 0F 2

                                   EXHIBIT "B"

SHOPS TRACT 1

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW of Spartanburg, L.L.C. and having the following metes and bounds to wit:

Beginning at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29, 75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Home Depot
S 85-01 -34 W for 373.46 feet to a point; thence N 04-58-26 W for 38.00 feet to a point; thence S 85-01-34 W for 296.58 feet to a point; thence S 04-58-26 E for
128.35 feet to a point; thence S 85-01-34 W for 29.43 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way
N 05-43-46 E for 94.32 feet to a point; thence with a curve to the left having a radius of 897.50 feet, an arc length of 167.78 feet and a chord bearing and distance of N 00-22-27 E for 167.54 feet to a point; thence N 04-58-26 W 29.00 feet to a point on the southern right-of-way of W.O. Ezell Boulevard; thence along said southern right-of-way N 85-05-19 E for 666.34 feet to an iron pin being the Point of Beginning. Said tract contains 2.831 acres or 123,305 square feet more or less.

                                  SHOPS TRACT 2

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having the following metes and bounds to wit:

Commencing at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29, 75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Conomo Properties, LLC and Camelot 1 Subdivision S 04-58-26 E for 637.89 feet to a point; thence along the common line of the Wal-Mart Tract S 85-01-34 W for 148.64 feet to a point; thence S 47-05-16 W for 46.10 feet to a point; thence S 85-01-34 W for
123.55 feet to a point being the POINT OF BEGINNING; thence continuing along the common line of the Wal-Mart Tract S 04-58-26 E for 117.28 feet to a point; thence S 85-01-34 W for 90.83 feet to a point; thence S 04-58-26 E for 34.08 feet to a point; thence S 85-01-34 W for 116.75 feet to a point; thence
N 04-58-26 W for 15.60 feet to a point; thence S 85-01-34 W for 167.60 feet to & point; thence N 04-58-26 W for 33.69 feet to a point; thence S 85-00-00 W for
141.35 feet to a point; thence N 61-04-39 W for 53.90 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way with a curve to the left having a radius of 347.50 feet, an arc length of 60.08 feet and a chord bearing and distance of N 28-01-09 E for 60.01 feet to a point; thence leaving said eastern right-of-way along the common line of Home Depot
S 61-04-39 E for 14.36 feet to a point; thence S 41-54-43 E for 47.58 feet to a point; thence N 85-01-34 E for 187.25 feet to a point; thence N 04-58-26 W for
63.03 feet to a point; thence N 85-01-34 E for 115.89 feet to a point; thence
N 04-58-26 W for 4.76 feet to a point; thence N 85-01-34 E for 184.94 feet to a point being the Point of Beginning. Said tract contains 1.214 acres or 52,875 square feet more or less.

SHOPS TRACT 3

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW of Spartanburg, L.L.C. and having the following metes and bounds to wit:

Beginning at an iron pin found on the eastern right-of-way of East Blackstock Road (SC 215), said iron pin being the most southwesterly corner of Hammett (Plat Book 30, page 357); thence leaving said right-of-way along the common line of Hammett N 43-52-15 E for 144.59 feet to an iron pin; thence along the common line of Hammett, Quincy's (Plat Book 88, page 687), Conn (Plat Book 71, page 16) and Rosello N 01-25-58 W for 711.35 feet to an iron pin; thence along the common line of Rosello S 79-19-11 W for 232.84 feet to an iron pin on the eastern right-of-way of East Blackstock Road (SC 215); thence along said right-of-way N 10-42-30 W for 49.72 feet to an iron pin; thence leaving said right-of-way along the common line of Rather (Plat Book 71, page 16) N 79-11-51 E for 240.75 feet to an iron pin; thence along the common line of Rather, P.H. Properties (Plat Book 71, page 16) and Sylwn Partnership (Plat Book 71, page 16) N 01-27-56 W for 389.60 feet to an iron pin; thence along the common line of Yeomans N 73-44-44 E for 233.51 feet to an iron pin; thence along the common line of C&T Investment, Inc. N 73-50-42 E for 155.49 feet to a concrete monument found; thence along the common line of Out Parcel #1 S 04-58-26 E for 67.46 feet to a point; thence N 85-01-34 E for 292.16 feet to a point on the western right-of-way of the Road Tract; thence along said western right-of-way
S 04-58-26 E for 101.80 feet to a point; thence S 04-47-10 W for 281.57 feet to a point; thence S 05-01-22 E for 79.74 feet to a point; thence with a curve to the right having a radius of 288.50 feet, an arc length of 284.69 feet and a chord bearing and distance of S 26-02-42 W for 273.28 feet to a point; thence with a curve to the left having a radius of 497.50 feet, an arc length of 109.01 feet and a chord bearing and distance of S 48-02-15 W for 108.79 feet to a point; thence S 41-45-37 W for 502.12 feet to a point; thence with a curve to the left having a radius of 519.47 feet, an arc length of 156.11 feet to a point; thence S 26-56-56 W for 155.52 feet to a point; thence with a curve to the right having a radius of 88.50 feet, an arc length of 103.83 feet and a chord bearing and distance of S 51-24-53 W for 97.98 feet to a point; thence S 85-01-34 W for 44.71 feet to a point on the eastern right-of-way of East Blackstock Road (SC 215); thence along said eastern right-of-way N 10-43-46 W for 36.10 feet to an iron pin being the Point of Beginning. Said tract contains
14.105 acres or 614,396 square feet more or less.

                                    WAL-MART

All that certain piece, parcel or lot of land lying and being in Spartanburg County, State of South Carolina, being shown and designated on a Subdivision Plat for LCW Spartanburg, L.L.C. and having the following metes and bounds to wit:

Commencing at an iron pin on the southern right-of-way of W.O. Ezell Boulevard (US 29, 75' right-of-way from centerline), said iron pin being located approximately 269 feet in a southwesterly direction from Westchester Place and being the most northwesterly corner of Conomo Properties, LLC; thence leaving said right-of-way along the common line of Conomo Properties, LLC S 04-58-26 E for 197.42 feet to a point; thence along the common line of Conomo Properties, LLC and Camelot 1 Subdivision S 04-58-26 E for 637.89 feet to a point being the POINT OF BEGINNING; thence continuing along the common line of Camelot 1 Subdivision S 04-58-26 E for 946.57 feet to a concrete monument found; thence along the common line of Camelot III-A Subdivision S 50-54-40 W for 710.29 feet to a point; thence along the common line of the Future Development Tax Area
N 04-58-26 W for 247.73 feet to a point; thence N 48-14-23 W for 696.83 feet to a point; thence along the common line of Out Parcel #2 N 00-15-30 W for 25.94 feet to a point; thence N 44-09-51 W for 78.09 feet to a point; thence N 29-43-08 W for 118.42 feet to a point; thence N 79-48-01 W for 19.80 feet to a point on the eastern right-of-way of the Road Tract; thence along said eastern right-of-way N 41-25-14 E for 73.72 feet to a point; thence N 27-50-30 E for
49.89 feet to a point; thence N 41-45-37 E for 79.85 feet to a point; thence with a curve to the right having a radius of 438.50 feet, an arc length of 96.08 feet and a chord bearing and distance of N 48-02-15 E for 95.89 feet to a point; thence with a curve to the left having a radius of 347.50 feet, an arc length of 129,44 feet and a chord bearing and distance of N 43-38-36 E for 128.69 feet to a point; thence leaving said right-of-way along the common line of Shops Tract 2 S 61-04-39 E for 53.90 feet to a point; thence N 85-00-00 E for 141.35 feet to a point; thence S 04-58-26 E for 33.69 feet to a point; thence N 85-01-34 E for
167.60 feet to a point; thence S 04-58-26 E for 15.60 feet to a point; thence N 85-01-34 E for 116.75 feet to a point; thence N 04-58-26 W for 34.08 feet to a point; thence N 85-01-34 E for 90.83 feet to a point; thence N 04-58-26 W for
117.28 feet to a point; thence along the common line of Home Depot N 85-01-34 E for 123.55 feet to a point; thence N 47-05-16 E for 46.10 feet to a point; thence N 85-01-34 E for 148.64 feet to a point being the Point of Beginning. Said tract contains 22.217 acres or 967,776 square feet more or less.

                                  EXHIBIT "D"

                               LEASING GUIDELINES

LEASES:

     (i) The Lease provides for monthly net rental payments (with no more than one (1) month of "free" rent at the beginning of the term of the Lease for each year of the initial or primary term of the Lease, up to a maximum of six
(6) months), and for tenant to pay its pro rata share of all expenses associated with the Common Areas, taxes and insurance with rent for the applicable space being not less than the rent specified in Exhibit ____ .

     (ii) The initial or primary term of the Lease is at least (a) three (3) years with respect to Leases of space consisting of less than 2,500 rentable square feet and (b) five (5) years with respect to Leases of space consisting of 2,500 or more rentable square feet.

     (iii) The initial or primary term of the Lease does not exceed twenty (20) years, excluding all options, rights of first refusal and renewal rights, and, with respect to any Lease with a lease term of longer than five (5) years, the Lease stipulates that there will be at least one (1) rent increase of not less than seven percent (7%) on or prior to the commencement of the sixth year of the lease term.

     (iv) The tenant under such Lease (a) shall have a reasonably verifiable history of active participation in the business which will be operated in the subject space except for any new franchisees, (b) must be able to demonstrate to the reasonable satisfaction of Purchaser that its business and personal credit history does not include any bankruptcies or judgments and (c) shall not conduct business in violation of applicable restrictions and exclusives for the Property.

     (v) Security deposit of not less than one (1) month base rent, except for Credit Tenants who do not customarily provide security deposits.

     (vi) The Lease provides that the leased premises may not be used for any use that is prohibited under the Declaration or the CEA, or the terms of any other Lease.

     (vii) The Lease contains rules and regulations which are consistent with the rules and regulations promulgated by Seller relative to the use of the Property.

     (viii) The Lease does not provide for payment of any brokerage commissions for renewals of the lease term.

     (ix) The Lease does not provide for a tenant upfitting allowance in excess of the applicable amount set forth on the TI & Commissions Schedule.

     (x) The Lease does not grant to the tenant any option or right of first refusal to purchase the Property or any portion thereof.

     (xi) The Lease is otherwise in a form reasonably satisfactory to Purchaser or in a form previously approved by Purchaser.

                    ASSIGNMENT AND ASSUMPTION OF LEASES FORM

THIS ASSIGNMENT, made this ______ day of ________________, 2003 by and between ________________________________, a _________________, ("Assignor") and
________________________, a ______________ ("Assignee").

                                   WITNESSETH:

Assignor is the owner of and the landlord under all those certain leases described on Exhibit "A" attached hereto and made a part hereof ("Leases") relating to the property described on Exhibit "B" attached hereto and made a part hereof.

Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to the Leases, including, without limitation, all rents and all CAM, real estate taxes and insurance payments due thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Assignor hereby transfers, assigns and sets over unto Assignee all of Assignor's right, title and interest in and to the Leases, including, without limitation, all of Assignor's right, title and interest in and to the rents and all payments due thereunder as well as the security deposits listed on Schedule A attached hereto and incorporated herein. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising prior to the date hereof (including without limitation any that relate to the security deposits assigned and transferred to Assignee hereby).

2. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the Leases arising from and after the date hereof. Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising from and after the date hereof (including without limitation any that relate to the security deposits assigned and transferred to Assignee hereby).

3. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

ASSIGNOR:

By:
      ---------------------------

Name:
      ---------------------------

Title:
      ---------------------------

ASSIGNEE:

By:
      ---------------------------

Name:
      ---------------------------

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT made this _____ day of _____________, 2003, by _______________, a ________________ ("Assignor") and ______________________, a ____________
("Assignee").

                                  WITNESSETH:

Assignor is the owner of the property described on Exhibit "A" attached hereto and made a part hereof ("Premises"). Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to those certain service contracts relating to the Premises described on Exhibit "B" attached hereto and made a part hereof ("Service Contracts").

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to the Service Contracts. Assignor hereby indemnifies and agrees to defend and hold Assignee harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Service Contracts prior to the date hereof.

2. Assignee hereby accepts said assignment and assumes all of the Assignor's duties and obligations arising out of the Service Contracts from and after the date hereof. Assignee hereby indemnifies and agrees to defend and hold Assignor harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Service Contracts from and after the date hereof.

3. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be duly executed the day and year first above written.

ASSIGNOR:


By:
      ---------------------------

Name:
      ---------------------------

Title:
      ---------------------------

ASSIGNEE:

By:
      ---------------------------

Name:
      ---------------------------

Title:
      ---------------------------

                    GUARANTIES AND WARRANTIES ASSIGNMENT FORM

                      GUARANTEES AND WARRANTIES ASSIGNMENT

FOR VALUE RECEIVED, _________________________, a ____________ corporation,
Assignor, hereby assigns, transfers and sets over to ________________________, a _____________ corporation, Assignee, the entire interest of Assignor in and to any and all existing assignable guarantees and warranties of Assignor covering and relating to the materials and workmanship for the construction and/or renovation of the building, all components thereof, parking areas, lighting, loading docks, utilities and improvements located on the premises commonly known as____________________________________________________, which property contains a _____________________ store.

__________________________, a _______________ corporation, Assignee, hereby acknowledges acceptance of the assignment of such guarantees and warranties of such improvements.

This Assignment, and the acceptance hereof, shall be binding upon and shall inure to the benefit of each of the respective parties hereto and their respective legal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument this _____ day of ___________, 2003.

ASSIGNOR:

_________________________, a ___________
____________ corporation,

By:
        ---------------------------

Name:
        ---------------------------

Title:
        ---------------------------


Attest:
        ---------------------------

Name:
        ---------------------------

Title:
        ---------------------------


ASSIGNEE:

_________________________, a ___________
____________ corporation,

By:
        ---------------------------

Name:
        ---------------------------

Title:
        ---------------------------

                           TENANT ESTOPPEL CERTIFICATE

To:

Inland Real Estate Acquisitions, Inc., and
Inland Southeast Conyers, L.L.C. (insert Inland nominee entity), and its lenders, successors and assigns ("Purchaser")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Brinkman


Re:  Lease Agreement dated               and amended              ("Lease"),
     between                                               as "Landlord", and
                             , as "Tenant", guaranteed by
     ("Guarantor") for leased premises known as (the "Premises") of the property commonly known as "Conyers Crossroads" (the "Property").

1. Tenant hereby certifies that the following statements with respect to the Lease are accurate and complete as of the date hereof.

     a. Dates of all amendments, letter
        agreements; modifications and
        waivers related to the Lease

     b. Lease Commencement Date

     c. Expiration Date

     d. Current Annual Base Rent

                                                 Adjustment Date   Rental Amount

     e. Fixed or CPI Rent Increases

     f. Square Footage of Premises

     g. Security Deposit Paid to
        Landlord

     h. Renewal Options                                 Additional Terms for
                                                 _________ years at $
                                                 per year

     I. Termination Options                      Termination Date_______________

                                                 Fees Payable___________________


2.   Tenant further certifies to Purchaser that:

     a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

     b. the Lease has not been assigned and the Premises have not been sublet by Tenant;

     c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

     d. Tenant is open for business or is operating its business at the Premises;

     e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

     f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;

     g. To the best of Landlord's knowledge, Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

     h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

     i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

     j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

     k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

     1. To the best of Tenant's knowledge, except for cleaning supplies and equipment customarily used by tenants of retail shopping centers, no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations, have been disposed, stored or treated on or about the Premises or the Property by Tenant;

     m. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

     n. Tenant has not filed, and is not currently the subject of, any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

     o. Tenant does not have any operating exclusives for the Property other than as expressly provided in the Lease; and

     p. Rent has been paid through ________, 2003.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Purchaser's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Tenant Estoppel Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                                    [TENANT]
                                                    By:
                                                    Its:
                                                    Date:          , 2003

                         GUARANTOR ESTOPPEL CERTIFICATE

Date:         , 2003

To:
    _______________

Inland Real Estate Acquisitions, Inc., and
Inland Southeast Conyers, L.L.C. (insert Inland nominee entity), and its lenders, successors and assigns ("Purchaser")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Brinkman

Re:   Guaranty Agreement dated            ("Guaranty of Lease") pertaining to
that certain lease dated              between,
  as "Landlord," and                              , as "Tenant," for leased
premises known as                 (the "Premises") located at the property
commonly known as "Conyers Crossroads Shopping Center" (the "Property").


1. Guarantor certifies to Purchaser and Purchaser's lender that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and a lender is about to provide Purchaser with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Guarantor Estoppel Certificate.

3. The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

                                             [GUARANTOR]

                                             By:

                                             Its:

                        FORM OF CEA ESTOPPEL CERTIFICATE

     The undersigned _________________, a corporation ("______"), is a party to the _____________________ ("CEA") recorded on __________________, _______ in
Book ______, Page ______ of the Public Records of ______ County, ________ (the "CEA"), between and among ________, ___________________, a ___________
("Developer"), and ___________________, a ______________ (corporation)
("_______"), with respect to the __________________ Shopping Center in __________, __________ (the "Shopping Center"). __________ has been advised, that Developer is in process of selling Developer's interest in the Shopping Center to INLAND (entity) having a notice address of 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention; Vice Chairman (together with its lender, and successors and assigns, collectively referred to herein as "Purchaser"). _______________ hereby states to Purchaser as follows (without undertaking any investigation to verify the accuracy of the statements made):

     1.   The CEA has not been amended.

     2.   The CEA is presently in full force and effect according to its terms.

  _______ has neither given nor received any notice of default with respect to
the CEA. To the best of                          's knowledge (whereby knowledge
shall be limited to the party signing this CEA Estoppel Agreement on behalf of ____________), neither __________ nor any other party is in default under the CEA.

  As provided under Section ____ of the CEA, __________ acknowledges and agrees that, upon its acquisition of Developer's interest in the Shopping Center, Purchaser shall be entitled to all of the benefits, rights, privileges and burdens of the Developer under the CEA.

  ________ property is described on Schedule 1 attached hereto.

  _________'s last contribution for common area maintenance costs and expenses was for the month of ________, 2003 in the amount of $ _________.

     This CEA Estoppel Certificate does not (a) constitute a waiver of any rights _______ may have under the CEA, or (b) modify, alter, or change any of the terms or conditions of the CEA.

     No officer or employee signing this CEA Estoppel Certificate on behalf of __________ shall have any liability as a result of having given this CEA Estoppel Certificate.

     The statements contained in this CEA Estoppel Certificate are not affirmative representations, warranties, covenants or waivers, and ________ shall not be liable to Developer, Purchaser or any third party an account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence, _________ shall be estopped from asserting any claim or defense against Purchaser to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of __________, which are contrary to those contained herein, if Purchaser has acted in reasonable reliance upon such statements without knowledge of facts to the contrary. This CEA Estoppel Certificate is given solely for Purchaser's information and may not be relied upon by anyone other than Purchaser, or in connection with any transaction other than the transaction described above. Capitalized terms used in this CEA Estoppel Certificate, unless otherwise defined, will have the meanings ascribed to such terms in the CEA.

     Dated as of               , 2003.


     __________________________
     a _________ (corporation)

                       Purchaser's Due Diligence Checklist

                    NAME OF PROPERTY                                Comments

                            A. FINANCIAL INFORMATION

1.      Copy of Retail Leases and any guarantees
2.      Current Rent Rolls
  1.Standard Lease Form
  2.Latest leasing status report
  3.Summary of recent lease transactions including rate and tenant improvement allowances
  4.List of current tenants on percentage rent only or percentage rent in lieu basis
  5.List of specialty license agreements
  6.Operating statements + Year-to-date statements for all prior years of operation
  7.Prior year's general ledger statement + Year-to-date statement
  8.Bills for the following for each prior year of operation (as available):

a.Real estate taxes
b.Insurance
                 1) Liability
                 2) Property
a.Reconciliations for CAM/taxes/insurance b.Statement of current monthly amounts paid by tenants for CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant
1.   Receivables status/aging report
2.   Tenant sales reports for last three years (as available)
3.   Tenant financial statements (as available)
4.   Lease expirations - next three years
    a.Status of expirations, with kickouts, with respect to renewal possibilities
   1.Description and breakdown of Promotional Income and Marketing Fund 2.Leasing Plan

                             16.ITEM                                Outstanding

B. EXPENSE INFORMATION
   1.Twelve months of consecutive utility bills a.Water b.Gas c.Electric d.Telephone and dedicated lines
   1. Copies of all service agreements (as available), contracts or any leases that encumber the property
   a.Fire/burglar alarm
   b.Antenna cable/satellite dish
   c.Cleaning
   d.Exterminating
   e.Landscaping
   f.Scavenger
   g.Security service
   h.Snow removal
   i.Towing
   j.Union contracts
   k.Elevator
   l.Uniform rental
   m.Water softeners
    n.Leasing
    o.Management
    p.Advertising
    q.Tax reduction legal fees
    r.Any other service contracts or leases not cancelable in 90 days 1.Capital improvements a.Capital improvements over the last 36 months b.Five-year capital expenditure forecast c.Assignable warranties
C.  ENVIRONMENTAL REPORTS
    1. Phase I
    2. Other

D.  STAFFING
    3. Itemized by position and salary
1.  Item                                                       Outstanding
E.  MISCELLANEOUS
    4.Code violations
    a.Current and outstanding
    b.Last 24 months, with compliance
    c.Contact municipalities as to other problems
    1. Easement/encumbrances: restrictive easement agreements/operating easement agreements
    2.Warranties
    3.Current tenant contact list
    4.Certificates of insurance from tenants
    5.Current insurance policies (building and common area) a.Property b.Liability c.Umbrella
    1.Copy of Management Agreement
    2.Marketing/leasing brochures
    3.Survey
    4.Site plan
    5.Building photographs and aerials
    6.Certificates of Occupancy

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